As filed with the Securities and Exchange Commission on February 12, 2010

File No. 333-108384

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BURLINGTON NORTHERN SANTA FE, LLC
(Exact name of registrant as specified in its charter)

Delaware	27-1754839
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2650 Lou Menk Drive
Fort Worth, Texas 76131-2830
(800) 795-2673
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Burlington Northern Santa Fe
1999 Stock Incentive Plan
(Full title of the plan)

Roger Nober
Burlington Northern Santa Fe, LLC
Executive Vice President Law and Secretary
2650 Lou Menk Drive
Fort Worth, Texas 76131
(800) 795-2673
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Robert E. Denham
Munger, Tolles & Olson LLP
355 South Grand Avenue
35th Floor
Los Angeles, California 90071
(213) 683-9100

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company.  See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]	Accelerated Filer	[ ]
Non-accelerated filer	[ ] (Do not check if a smaller reporting company)	Smaller reporting company	[ ]

DEREGISTRATION OF SECURITIES

On August 29, 2003, Burlington Northern Santa Fe Corporation (the “Company”) filed with the Securities and Exchange Commission a registration statement on Form S-8 (File No. 333-108384) (the “Registration Statement”) with respect to 6,000,000 shares of the Company’s common stock, par value $0.01 per share, registered for issuance under the Burlington Northern Santa Fe 1999 Stock Incentive Plan.

On February 12, 2010, pursuant to the Agreement and Plan of Merger, dated as of November 2, 2009, by and among the Company, Berkshire Hathaway Inc., a Delaware corporation (“Berkshire”), and R Acquisition Company, LLC, a Delaware limited liability company wholly owned by Berkshire (the “Merger Subsidiary”), the Company merged with and into the Merger Subsidiary, with the Merger Subsidiary surviving as a wholly owned subsidiary of Berkshire (the “Merger”). Upon consummation of the Merger, the Merger Subsidiary changed its name to “Burlington Northern Santa Fe, LLC” (“BNSF”).

As a result of the Merger, the offering pursuant to the Registration Statement has been terminated. In accordance with the undertakings made by the Company in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering, BNSF is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister all of the shares that remain unsold under the Registration Statement.

Item 8. Exhibits

24.1           Power of Attorney

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Fort Worth, State of Texas, on this 12th day of February, 2010.

BURLINGTON NORTHERN SANTA FE, LLC

/s/ James H. Gallegos
By: James H. Gallegos
Title: Vice President and Corporate General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities indicated, on this 12th day of February, 2010:

Signature

*
Matthew K. Rose	President, Chief Executive Officer (Principal Executive Officer) and Manager

*
Thomas N. Hund	Executive Vice President, Chief Financial Officer (Principal Financial Officer) and Manager

*
Carl R. Ice	Executive Vice President, Chief Operations Officer and Manager

*
John P. Lanigan, Jr.	Executive Vice President, Chief Marketing Officer and Manager

*
Roger Nober	Executive Vice President Law and Secretary and Manager

*
Julie A. Piggott	Vice President and Controller

*By:

/s/ James H. Gallegos
By: James H. Gallegos
Title: Attorney–in–Fact